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                                                                  Exhibit 23.3




                      CONSENT OF PERSON TO BECOME DIRECTOR

ICT Group, Inc.:

         I hereby consent to being named in the Registration Statement on Form S-1 of ICT Group, Inc. as a person who will become a director of ICT Group, Inc. upon completion of the initial public offering of the common stock of ICT Group, Inc.

                                                   /s/ Bernard Somers
                                                   ---------------------------
                                                   BERNARD SOMERS

Dublin, Ireland
May 31, 1996